Exhibit 10.4

FIRST AMENDMENT TO THE
RIVER VALLEY FINANCIAL BANK
 SALARY CONTINUATION AGREEMENT
Pursuant to rights reserved under Section 8.1 of the River Valley Financial Bank Salary Continuation Agreement (the “Agreement”), River Valley Financial Bank (the “Bank”) and Matthew P. Forrester (“Forrester”) hereby amend Section 2.5 of the Agreement by adding to the end thereof the following:
“Notwithstanding anything to the contrary in the foregoing, this Section 2.5 shall not apply to any Separation from Service that occurs after October 27, 2016.  Any benefit payable with respect to a Separation from Service that occurs on or after October 27, 2016, shall be paid without regard to this Section 2.5 and at such time and in such manner as otherwise provided in Section 2.1, Section 2.2, or Section 2.3, subject to the delayed commencement of payment required by Section 2.8(b).  For purposes of clarification, the delay in the commencement of payment under Section 2.8(b) shall be applied with respect to any installment form of payment by delaying payment of all installment payments otherwise due during the five year period beginning on the date the first installment payment is otherwise scheduled to be made and making those delayed installment payments in a single lump sum on the day that is five years and one day after the date the first installment payment was otherwise scheduled to have been made.  Any remaining installments shall be payable as otherwise scheduled.”
In addition, the Bank and Forrester hereby amend Section 1.11 of the Agreement by adding to the end thereof the following:
“Notwithstanding anything to the contrary in the foregoing, for any Separation of Service that occurs after October 27, 2016, “Early Termination” means Separation from Service before Early Retirement Age except when such Separation from Service occurs due to death, Termination for Cause or Disability.”
This Amendment has been executed and is effective this 27th day of October, 2015.

RIVER VALLEY FINANCIAL BANK

Signature	/s/ Fred W. Koehler

Printed Name:	Fred W. Koehler

Title:	Chairman

EXECUTIVE

/s/ Matthew P. Forrester
Matthew P. Forrester